Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made this 19th day of July, 2011 by and between Gold Standard Royalty (Nevada) Inc., a Nevada corporation (“GSR”), whose principal address and address for service and notice is 11th Floor, 888 Dunsmir Street, Vancouver B.C. V6C 3K4; and, Julian E. Simpson & Julian E. Simpson, Personal Representative of The Estate of Jean C. Simpson, whose principal address and address for service and notice is 3544 Lanihou Pl, Kihei, Maui, Hawaii, USA 96753 (the “Simpsons”) (hereinafter GSR and the Simpsons may be collectively referred to as “Owner”) and Tonkin Springs LLC, a Delaware limited liability company (“Tonkin”) and US Gold Corporation, a Colorado corporation (“US Gold”) (hereinafter Tonkin and US Gold may be collectively referred to as “Buyer”) each of whose principal address and address for service and notice is 99 George St. 3rd Floor, Toronto, ON M5A 2N4; (each, a “Party” together the “Parties”).

RECITALS

A.                                   Whereas, GSR owns a seventy percent (70%) interest and the Simpsons own a thirty percent (30%) interest, in certain lode and mill site claims in the Tonkin Springs and Pat Canyon Projects in Eureka County, Nevada, more specifically described in Exhibits A and B, attached hereto, and incorporated herein by this reference (the “Property”).

B.                                     Owner desires to sell all right title and interest in and to the Property, and Buyer desires to purchase the same subject to the terms of this Agreement.

C.                                     US Gold shall pay to GSR five million eight hundred and fifty thousand Canadian Dollars (CAD $5,850,000.00) and US Gold shall pay to the Simpsons two million five hundred and seven thousand and one hundred and forty three Canadian Dollars (CAD $2,507,143.00) and US Gold shall grant to GSR and the Simpsons a Net Smelter Return (“NSR”) Royalty in accordance with Sections 1.2.1.2 and 1.3.1.2, respectively, in exchange for which GSR and the Simpsons each agree to transfer their respective interests in the Property to Tonkin pursuant to the terms and conditions set forth in this Agreement.

D.                                    The transaction shall be completed by or before July 31, 2011 (the “Closing Date”).

In consideration of the Parties’ rights and obligations under this Agreement, the Parties agree as follows:

SECTION ONE

Purchase and Sale

1.1                                 Sale.  Subject to the representations, warranties, covenants, agreements and other terms and conditions set forth in this Agreement, Owner hereby agrees to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer agrees to purchase from the Owners 100% of the Owners’ right, title and interest in and to the Property.

1.2                                 Purchase Price.  The parties agree to the following terms:

1.2.1                        The GSR Purchase Price.  GSR agrees to sell its seventy percent (70%) interest in the Property to Tonkin for:

1

1.2.1.1               FIVE MILLION EIGHT HUNDRED FIFTY THOUSAND CANADIAN DOLLARS (CAD 5,850,000.00).

1.2.1.2               A one point four percent (1.4%) NSR Royalty in the gold produced from the Property, provided that the NSR Royalty on gold produced from the North Oxide Mineral Zone and North Sulfide Mineral Zone on the Property, as defined in Section 1.4, shall be in the gold produced in excess of the numbers of ounces of gold described in Section 1.4.  Except as provided in Section 1.4, Tonkin’s obligation to pay the NSR Royalty granted to GSR shall apply to all the gold produced from the Property whether or not Tonkin purchases the Simpsons’ thirty percent (30%) interest in the Property.

1.3                                 The Simpson Purchase Price.  The Simpsons agree to sell their thirty percent (30%) interest in the Property to Tonkin for:

1.3.1.1               TWO MILLION FIVE HUNDRED AND SEVEN THOUSAND AND ONE HUNDRED AND FORTY THREE CANADIAN DOLLARS (CAD 2, 507,143.00).

1.3.1.2               A zero point six percent (0.6%) NSR Royalty in the gold produced from the Property, except the North Oxide Mineral Zone and North Sulfide Mineral Zone on the Property, as defined in Section 1.4, for which the NSR Royalty shall be in the gold produced in excess of the numbers of ounces of gold described in Section 1.4.  Except as provided in Section 1.4, Tonkin’s obligation to pay the NSR Royalty granted to the Simpsons shall apply to all the gold produced from the Property whether or not Tonkin purchases GSR’s seventy percent (70%) interest in the Property.

1.4                                 NSR Royalty.  The NSR Royalty applicable to and imposed on the number of ounces of gold produced by Tonkin from the North Oxide Mineral Zone and the North Sulfide Mineral Zone, respectively, shall be payable only when the number of ounces produced (a) from and on the North Oxide Mineral Zone is in excess of 228,800 ounces; or (b) from the North Sulfide Mineral Zone is in excess of 452,600 ounces.  For purposes of this Agreement and the Quitclaim Deed to be delivered by Seller in accordance with Section 2.1.2 (the “Deed”), the “North Oxide Mineral Zone” means the mineralized zone which contains the North Model Measured and Indicated Resource as described in Table 17-9 of the Technical Report on the Tonkin Project prepared for US Gold by Alan C. Noble, P.E. of Ore Reserves Engineering dated May 16, 2008 (the “Technical Report”) and the “North Sulfide Mineral Zone” means the mineralized zone which contains the North Model Measured and Indicated Resource as described in Table 17-9 of the Technical Report.  The NSR Royalty shall be applicable to and imposed upon the gold produced from the North Oxide Mineral Zone and the North Sulfide Mineral Zone independently and separately of such Mineral Zones and the NSR Royalty applicable to and imposed elsewhere on the Property.

SECTION TWO

Closing

2.1                                 Closing.  The parties acknowledge and agree that the closing of the purchase and sale of the Property shall take place on or before July 31, 2011.

2.1.1                        Delivery by Buyer.       Buyer shall deliver or cause to be delivered the purchase price to each Owner as defined in Paragraphs 1.2.1.1 and 1.3.1.1 above by way of certified check, bank draft, or wire transfer payable to or to the order of each Owner.

2.1.2                        Delivery by Seller.  Upon Closing Owner shall deliver a Quitclaim Deed with Reserved Royalty the form of which is attached to as Exhibit C, together with a declaration of value.

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2.2                                 Further Assurances.  The Parties hereto shall do and perform and cause to be done and performed such further and other acts and things and execute and deliver such documents and instruments as may be necessary or desirable to give full effect to this Agreement, both during the term of the Agreement of Trust, and at the closing.

SECTION THREE

Maintenance of Claims

3.1                                 Claim Maintenance.  From the date this Agreement takes effect until the Closing, Buyer shall maintain title to the Property, including without limitation, paying when due all taxes on or with respect to the Property and doing all things and making all payments, recordings or filings necessary or appropriate to maintain the right, title and interest of the Property.

SECTION FOUR

Representations and Warranties

4.1                                 Authority.  Each of GSR, Tonkin and US Gold warrants and represents to the other Parties that it is in good standing under the laws of the jurisdiction in which it is incorporated or formed and each of the parties warrants and represents to the other Parties that it has all the requisite power, right and authority to enter this Agreement and to perform its obligations thereunder, and to enter and execute any agreement or instrument referred to or contemplated by this Agreement.  The Parties further warrant that entering this Agreement shall not violate the terms of any other agreement regarding the Property.

4.2                                 Warranty of Title.  GSR represents in respect of its seventy percent (70%) interest in the Property and the Simpsons represent in respect of their thirty percent (30%) interest in the Property as follows:

4.2.1                        That, subject to the paramount title of the United States, it has full marketable title to its interest in the Property and will convey such interest free of any and all encumbrances, except the NSR Royalty.

4.2.2                        That to the best of its knowledge, information and belief there is no litigation, proceeding or investigation pending or threatened or involving it, or the Property before any court, governmental department commission, or agency, which if adversely determined would prohibit or frustrate the transactions and covenants contemplated in this Agreement.

4.2.3                        To its knowledge, information and belief it is unaware of any material facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to Buyer in order to prevent the representations and warranties set forth herein from being misleading.

4.2.4                        To the best of its knowledge, information and belief the unpatented claims which constitute all or a portion of the Property: (a) were properly located in accordance with applicable laws; (b) all Federal annual mining claim maintenance and rental fees have been paid properly and timely; and (c) all affidavits of annual assessment work, notices of intent to hold and proofs of payment of the Federal annual mining claim maintenance fees have been properly filed and recorded, provided, however, that GSR and the Simpsons make no representation or warranty concerning the discovery or presence of valuable minerals on or under the unpatented mining claims which comprise all or a portion of the Property.

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4.3                                 Survival of Representations and Warranties.  The representations and warranties of each party shall survive the completion of the transactions contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of the Owner and Buyer, notwithstanding any independent inquiry or investigation by the Owner or Buyer.

4.4                                 Indemnity.  The Owner and Buyer mutually covenant and agree to indemnify and hold harmless the other from any losses, claims, actions, liabilities, damages, and costs, including any payment made in good faith in settlement of any potential claim, arising from:

4.4.1                        Any of the representations and warranties of the Owner and Buyer set forth in this Agreement; or

4.4.2                        Any and all actions, lawsuits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to the forgoing.

SECTION FIVE

Notices and Payments

5.1                                 Notices.  All notices to Buyer or Owner shall be in writing and shall be sent by certified or registered mail/courier, return receipt requested, to the addresses set forth on the first page of this Agreement.  Notice of any change in address shall be given in the same manner.

5.2                                 Payments.  Unless Buyer is directed by GSR or the Simpsons to the contrary, all payments shall be in Canadian currency payable to the appropriate address above.

SECTION SIX

Exclusivity

Owner shall not initiate, solicit, encourage or entertain any offer or proposal to sell, lease, rent or transfer any interest in the Property prior to closing.

SECTION 7

Miscellaneous Provisions.

7.1                                 Additional Documents.  The Parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

7.2                                 Compliance with Laws.  Prior to Closing, the Parties shall at all times comply with all applicable present or future federal, provincial, state and local Laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to operations and activities on or with respect to the Property.

7.3                                 Confidentiality.  The Parties hereto acknowledge and agree that any information obtained through discussions, communications or negotiations between the parties, will be kept confidential and shall not be used other than in furtherance of the purpose of this Agreement. This confidentiality obligation shall not apply to any information which is now in the public domain, any information which may subsequently become public other than through breach by either party hereto, information disclosed

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by a third party in respect of which such third parties are not under any obligation of confidentiality or information which is required by law to be disclosed.

7.4                                 Binding Effect.  This Agreement shall inure to the benefit of and be binding upon each of GSR and the Simpsons if one such party, but not both executes this Agreement.  This Agreement shall be binding on each party which executes this Agreement and its respective heirs, executors, administrators, successors, and assigns.

7.5                                 Applicable Law.  The terms and provisions of this Agreement shall be interpreted in accordance with the laws of the Nevada.

7.6                                 Entire Agreement.  This Agreement terminates and replaces all prior agreements, either written, oral or implied, between the parties hereto, and constitutes the entire agreement between the parties.

7.7                                 Void or Invalid Provisions.  If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

7.8                                 Time of the Essence.  Time is of the essence of this Agreement and each and every part thereof.

7.9                                 No Partnership.  Nothing in this Agreement shall create a partnership between Owner and Buyer.

7.10                           Counterparts. This Deed may be executed in any number of counterparts, and it shall not be necessary that the signatures of the Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

(Signature page follows)

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IN WITNESS WHEREOF, Owner has hereunto set its hand the day and year first above written.

TONKIN SPRINGS LLC
By:
Name: Ian J. Ball
Title: Manager

GOLD STANDARD ROYALTY (NEVADA) INC.
By:
Name: Michael O’Brien
Title: Treasurer

JULIAN E. SIMPSON
By:
Name: Julian E. Simpson
Title: Individually

JULIAN E. SIMPSON PERSONAL
REPRESENTATIVE OF THE ESTATE OF JEAN C.
SIMPSON
By:
Name: Julian E. Simpson
Title: Personal Representative of the Estate of
Jean C. Simpson

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EXHIBIT A

Eureka County

Claim Owners:	Lessee:
Gold Standard Royalty (NV) Inc.	US Gold Corporation
via the Lyle F. Campbell Trust	1595 Meadow Wood Lane, Suite 3
11th Floor — 888 Dunsmuir Street	Reno, NV 89502
Vancouver, BC V6C 3K4 CANADA
Mr. & Mrs. Julian Simpson

Tonkin Springs Project

Claim Name	BLM NMC#	County Bk/Pg
B 1	722670	288/210
B 2	722671	288/211
B 3	722672	288/212
C 1	722673	288/213
C 2	722674	288/214
C 3	722675	288/215
C 4	722676	288/216
C 5	722677	288/217
C 6	722678	288/218
C 7	722679	288/219
C 8	722680	288/220
C 9	722681	288/221
C 10	722682	288/222
C 11	722683	288/223
C 12	722684	288/224
C 13	722685	288/225
C 14	722686	288/226
C 15	722687	288/227
C 16	722688	288/228
C 17	722689	288/229
C 18	722690	288/230
C 19	722691	288/231
C 20	722692	288/232
C 21	722693	288/233
C 22	722694	288/234
C 23	722695	288/235
C 24	722696	288/236
C 25	722697	288/237

1

Claim Name	BLM NMC#	County Bk/Pg
C 26	722698	288/238
C 27	722699	288/239
C 28	722700	288/240
C 29	722701	288/241
C 30	722702	288/242
C 31	722703	288/243
C 33	722704	288/244
C 34	722705	288/245
C 35	722706	288/246
C 36	722707	288/247
C 37	722708	288/248
C 38	722709	288/249
C 39	722710	288/250
C 40	722711	288/251
C 41	722712	288/252
C 42	722713	288/253
C 43	722714	288/254
C 44	722715	288/255
C 45	722716	288/256
C 46	722717	288/257
C 47	722718	288/258
C 48	722719	288/259
C 49	722720	288/260
C 50	722721	288/261
C 51	722722	288/262
C 52	722723	288/263
C 53	722724	288/264
C 55	722726	288/266
C 56	722727	288/267
C 57	722728	288/268
C 58	722729	288/269
C 59	722730	288/270
C 60	722731	288/271
FET NO. 1	636315	228/445
FET NO. 2	636316	228/447
FET NO. 3	636317	228/449
N #39	636318	228/451
N #40	636319	228/453
N #41	636320	228/455
N #51	636322	228/459

2

Claim Name	BLM NMC#	County Bk/Pg
NC 20	810345	331/399
NC 27	810352	331/406
NC 34	810359	331/413
NC 35	810360	331/414
NC 36	810361	331/415
NC 69	810394	331/448
NC 70	810395	331/449
NC 71	810396	331/450
NC 72	810397	331/451
NC 73	810398	331/452
NC 74	810399	331/453
NC 75	810400	331/454
NC 76	810401	331/455
NC 77	810402	331/456
NC 78	810403	331/457
NC 79	810404	331/458
NC 82	810407	331/461
NC 83	810408	331/462
NC 84	810409	331/463
NC 85	810410	331/464
NC 86	810411	331/465
NC 87	810412	331/466
NC 88	810413	331/467
NC 89	810414	331/468
NC 90	810415	331/469
NC 91	810416	331/470
NC 92	810417	331/471
NC 93	810418	331/472
NC 94	810419	331/473
NC 95	810420	331/474
NC 96	810421	331/475
NC 97	810422	331/476
NC 98	810423	331/477
NC 99	810424	331/478
NC 100	810425	331/479
NC 101	810426	331/480
NC 102	810427	331/481
NC 103	810428	331/482
NC 104	810429	331/483
NC 105	810430	331/484

3

Claim Name	BLM NMC#	County Bk/Pg
NC 106	810431	331/485
NC 107	810432	331/486
NC 108	810433	331/487
NC 109	810434	331/488
NC 110	810435	331/489
NC 111	810436	331/490
NC 112	810437	331/491
NC 113	810438	331/492
NC 114	810439	331/493
NC 115	810440	331/494
NC 116	810441	331/495
NC 117	810442	331/496
NC 118	810443	331/497
NC 119	810444	331/498
NC 120	810445	331/499
NC 121	810446	331/500
NC 122	810447	331/501
NC 123	810448	331/198
NC 124	810449	331/199
NC 125	810450	331/200
NC 126	810451	331/201
NC 127	810452	331/202
NC 128	810453	331/203
NC 129	810454	331/204
NC 130	810455	331/205
NC 131	810456	331/206
NC 132	810457	331/207
NC 133	810458	331/208
NC 134	810459	331/209
NC 135	810460	331/210
NC 136	810461	331/211
NC 137	810462	331/212
O #27	636325	228/465
O #28	636326	228/467
O #29	636327	228/469
O #30	636328	228/471
O #31	636329	228/473
O #32	636330	228/475
O #33	636331	228/477
O #34	636332	228/479

4

Claim Name	BLM NMC#	County Bk/Pg
O #35	636333	228/481
O #39	636334	228/483
O #40	636335	228/485
O #41	636336	228/487
O #51	636338	228/491
O #52	636339	228/493
P #27	636341	228/497
P #28	636342	228/499
P #29	636343	228/501
P #30	636344	228/503
P #31	636345	228/505
P #32	636346	228/507
P #33	636347	228/509
P #34	636348	228/511
P #35	636349	228/513
P #36	636350	228/515
P #37	636351	228/517
P #38	636352	228/519
P #39	636353	228/521
P #40	636354	228/523
P #41	636355	228/525
P #42	636356	228/527
P #43	636357	228/529
P #44	636358	228/531
P #45	636359	228/533
PAT #1	636364	228/543
PAT #2	636365	228/545
PAT #11	636374	228/563
PAT #12	636375	228/565
PAT #13	636376	228/567
PAT #14	636377	228/569
PAT #15	636378	228/571
PAT #16	636379	228/573
Q #27	636380	228/575
Q #34	636381	228/577
Q #35	636382	228/579
Q #36	636383	228/581
Q #37	636384	228/583
Q #38	636385	228/585
Q #39	636386	228/587

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Claim Name	BLM NMC#	County Bk/Pg
Q #40	636387	228/589
Q #41	636388	228/591
Q #42	636389	228/593
Q #43	636390	228/595
Q #44	636391	228/597
Q #45	636392	228/599
R #41	636397	228/609
R #42	636398	228/611
R #43	636399	228/613
R #44	636400	228/615
R #45	636401	228/617
R #48	636404	229/1
R #49	636405	229/3
S #41	636406	229/5
S #42	636407	229/7
S #43	636408	229/9
S #44	636409	229/11
S #49	636414	229/21
S #101	636415	229/23
S #102	636416	229/25
S #103	636417	229/27
S #104	636418	229/29
S #105	636419	229/31
S #106	636420	229/33
S #107	636421	229/35
S #108	636422	229/37
S #109	636423	229/39
S #110	636424	229/41
S #111	636425	229/43
SUMMER #2	636426	229/45
SUMMER #3	636427	229/47
SUMMER #4	636428	229/49
SUMMER #5	636429	229/51
SUMMER #7	636430	229/53
SUMMER #8	636431	229/55
SUMMER #9	636432	229/57
SUMMER #10	636433	229/59
SUMMER #17	636438	229/69
SUMMER #18	636439	229/71
TSG #22	365062	143/373

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Claim Name	BLM NMC#	County Bk/Pg
TSG #23	365063	143/374
TSG #24	365064	143/375
TSG #25	365065	143/376
TSG #27 E	636440	229/73
TSG #28 E	636441	229/75
TSG #29 E	636442	229/77
TSG #30 E	636443	229/79
TSG #31 E	636444	229/81
TSG #32 E	636445	229/83
TSG #33	636446	229/85
TSG #34	636447	229/87
TSG #35	636448	229/89
TSG #55	365095	143/406
TSG #62	365102	143/413
TSG #63	365103	143/414
TSG #64	365104	143/415
TSG #65	365105	143/416
TSG #77	365117	143/428
TSG #78	365118	143/429
TSG #79	365119	143/430
TSG #80	365120	143/431
TSG #158	636277	229/95
TSG #159	636278	229/97
TSG #165	365205	143/516
TSG #166	365206	143/517
TSG #304	468704	174/426
TSG #454	468854	174/576
TSG #455	468855	174/577
TSG #479	468879	175/001
TSG #480	468880	175/002
TSG #675	470688	175/514
TSG #676	470689	175/515
TSG #697	470710	175/536
U #35	636449	229/99
U #36	636450	229/101
V #36	636456	229/113
W #36	51868	69/118
X #73	48941	68/407
X #119	72916	71/187
X #125	72918	71/189

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Claim Name	BLM NMC#	County Bk/Pg
X #131	72920	71/191
ABC 1	694098	265/31
ABC 2	694099	265/32
ABC 3	694100	265/33
ABC 4	694101	265/34
ABC 5	694102	265/35
ABC 6	694103	265/36
ABC 7	694104	265/37
ABC 8	694105	265/38
ABC 9	694106	265/39
ABC 10	694107	265/40
ABC 11	694108	265/41
ABC 12	694109	265/42
ABC 13	694110	265/43
ABC 14	694111	265/44
ABC 15	694112	265/45
ABC 16	694113	265/46
ABC 17	694114	265/47
ABC 18	694115	265/48
ABC 19	694116	265/49
ABC 20	694117	265/50
ABC 21	694118	265/51
ABC 22	694119	265/52
ABC 23	694120	265/53
ABC 24	694121	265/54
ABC 25	694122	265/55
ABC 26	694123	265/56
ABC 27	694124	265/57
ABC 28	694125	265/58
ABC 29	694126	265/59
ABC 30	694127	265/60
ABC 31	694128	265/61
ABC 32	694129	265/62
ABC 33	694130	265/63
ABC 34	694131	265/64
ABC 35	694132	265/65
ABC 36	694133	265/66
ABC 37	694134	265/67
ABC 38	694135	265/68
ABC 39	694136	265/69

8

Claim Name	BLM NMC#	County Bk/Pg
ABC 40	694137	265/70
ABC 41	694138	265/71
ABC 42	694139	265/72
ABC 43	694140	265/73
ABC 44	694141	265/74
ABC 45	694142	265/75
ABC 46	694143	265/76
ABC 47	694144	265/77
ABC 48	694145	265/78
ABC 49	694146	265/79
ABC 50	694147	265/80
ABC 51	694148	265/81
ABC 52	694149	265/82
ABC 53	694150	265/83
ABC 54	694151	265/84
ABC 55	694152	265/85
NCS 73	956642	458/334
NCS 74	956643	458/335
NCS 75	956644	458/336
NCS 86	956645	458/337
NCS 87	956646	458/338
NCS 88	956647	458/339
NCS 89	956648	458/340
NCS 90	956649	458/341
NCS 91	956650	458/342
NCS 92	956651	458/343
NCS 93	956652	458/344
NCS 94	956653	458/345
NCS 99	956654	458/346
NCS 100	956655	458/347
NCS 101	956656	458/348
NCS 102	956657	458/349
NCS 103	956658	458/350
NCS 104	956659	458/351
NCS 105	956660	458/352
NCS 106	956661	458/353
NCS 107	956662	458/354
NCS 138	956663	458/355
NCS 139	956664	458/356
AS 33	956665	458/357

9

Claim Name	BLM NMC#	County Bk/Pg
AS 34	956666	458/358
AS 35	956667	458/359
AS 36	956668	458/360
AS 37	956669	458/361
AS 38	956670	458/362
AS 39	956671	458/363
AS 40	956672	458/364
AS 41	956673	458/365
AS 52	956674	458/366
AS 53	956675	458/367
AS 54	956676	458/368
AS 55	956677	458/369
AS 56	956678	458/370
AS 57	956679	458/371
AS 58	956680	458/372
AS 248	956681	458/373
AS 249	956682	458/374
FLYBOY 1	932769	440/225
FLYBOY 2	932770	440/226
FLYBOY 3	932771	440/227
FLYBOY 4	932772	440/228
FLYBOY 5	932773	440/229
FLYBOY 6	932774	440/230
FLYBOY 16	932783	440/239

Total = 372 claims

10

EXHIBIT B

Eureka County

Claim Owners:	Lessee:
Gold Standard Royalty (NV) Inc.	US Gold Corporation
via the Lyle F. Campbell Trust	1595 Meadow Wood Lane, Suite 3
11th Floor — 888 Dunsmuir Street	Reno, NV 89502
Vancouver, BC V6C 3K4 CANADA
Mr. & Mrs. Julian Simpson

Pat Canyon

Claim Name	BLM NMC#	County Bk/Pg
N #50	636321	228/457
N #52	636323	228/461
N #53	636324	228/463
O #50	636337	228/489
O #53	636340	228/495
P #46	636360	228/535
P #47	636361	228/537
P #48	636362	228/539
P #49	636363	228/541
Pat #3	636366	228/547
Pat #4	636367	228/549
Pat #5	636368	228/551
Pat #6	636369	228/553
Pat #7	636370	228/555
Pat #8	636371	228/557
Pat #9	636372	228/559
Pat #10	636373	228/561
Q #46	636393	228/601
Q #47	636394	228/603
Q #48	636395	228/605
Q #49	636396	228/607
R #46	636402	228/619
R #47	636403	228/621
S #45	636410	229/13
S #46	636411	229/15
S #47	636412	229/17
S #48	636413	229/19
Summer #12	40566	67/101

1

Claim Name	BLM NMC#	County Bk/Pg
Summer #13	636434	229/61
Summer #14	636435	229/63
Summer #15	636436	229/65
Summer #16	636437	229/67
T #43	51841	69/91
TSG #20	365060	143/371
TSG #21	365061	143/372
TSG #46	365086	143/397
TSG #47	365087	143/398
TSG #48	365088	143/399
TSG #49	365089	143/400
TSG #50	365090	143/401
TSG #51	365091	143/402
TSG #52	365092	143/403
TSG #53	365093	143/404
TSG #54	365094	143/405
TSG #56	365096	143/407
TSG #57	365097	143/408
TSG #58	365098	143/409
TSG #59	365099	143/410
TSG #60	365100	143/411
TSG #61	365101	143/412
TSG #67	365107	143/418
TSG #68	365108	143/419
TSG #145	365185	143/496
TSG #146	365186	143/497
TSG #149	365189	143/500
TSG #150	365190	143/501
TSG #151	365191	143/502
TSG #152	365192	143/503
TSG #303	468703	174/425
TSG #423	468823	174/545
TSG #424	468824	174/546
TSG #425	468825	174/547
TSG #426	468826	174/548
TSG #427	468827	174/549
TSG #453	468853	174/575
TSG #456	468856	174/578
TSG #457	468857	174/579
TSG #477	468877	174/599

2

Claim Name	BLM NMC#	County Bk/Pg
TSG #478	468878	174/600
TSG #481	468881	175/3
TSG #498	468898	175/20
TSG #499	468899	175/21
TSG #500	468900	175/22
TSG #501	468901	175/23
TSG #502	468902	175/24
TSG #677	470690	175/516
U #37	636451	229/103
U #38	636452	229/105
U #39	636453	229/107
U #40	636454	229/109
V #37	636457	229/115
V #38	636458	229/117
V #39	636459	229/119
X #74	48942	68/408
X #76	48944	68/410
X #77	48945	68/411
X #81	48949	68/415
X #82	48950	68/416
X #84	48952	68/418
X #88	48956	68/422
X #89	48957	68/423
X #90	48958	68/424
X #94	48960	68/426
X #101	48965	68/431
X #108	48970	68/436
X #114	48974	68/440
X #92	72907	71/178
X #93	72908	71/179
X #99	72909	71/180
X #100	72910	71/181
X #106	72911	71/182
X #107	72912	71/183
X #112	72913	71/184
X #113	72914	71/185
X #118	72915	71/186
X #124	72917	71/188

3

Exhibit C

APN — N/A — unpatented mining claims

Recorded at request of

and return to:

Ruth Buffa

US Gold Corporation

1595 Meadow Wood Lane, Suite 3

Reno, NV  89502

The undersigned affirm that this document does not contain the personal information of any person.

QUITCLAIM DEED WITH RESERVED ROYALTY

THIS QUITCLAIM DEED WITH RESERVED ROYALTY (the “Deed”) is made this                  day of July, 2011 by and between Gold Standard Royalty (Nevada) Inc., a Nevada corporation (“GSR”), whose principal address and address for service is 11th Floor, 888 Dunsmuir Street, Vancouver B.C. V6C 3K4, (hereinafter GSR collectively referred to as “Owner”) and Tonkin Springs LLC, a Delaware limited liability company (“Tonkin”) whose principal address and address for service is 99 George St. 3rd Floor, Toronto, ON M5A 2N4; (each, a “Party” together the “Parties”).

Recitals

A.                                   Whereas, GSR owns a seventy percent (70%) interest and Julian E. Simpson and Julian E. Simpson, Personal Representative of the estate of Jean C. Simpson, owns a thirty percent (30%) interest, in certain lode and millsite Property in the Tonkin Springs and Pat Canyon Projects in Eureka County, Nevada, more specifically described in Exhibits A and B, attached hereto, and incorporated herein by this reference (the “Property”).

B.                                     Owner desires to sell all of Owner’s right, title and interest in and to the Property representing an undivided seventy percent (70%) interest in the Property, and Tonkin desires to purchase the same subject to Owner’s reservation to Owner of the production royalty (the “Royalty”) described in this Deed.

C.                                     In consideration of the Parties’ rights and obligations under this Deed, the Parties agree as follows:

Witnesseth

1.                                       Quitclaim.  Subject to the Royalty described in Section 2 below, Owner in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration paid to it by Tonkin, do hereby remise, release, and forever quitclaim unto Tonkin all of Owner’s right, title, and interest in and to the Property.

TOGETHER with all and singular the tenements, hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof.

TOGETHER with all minerals and all veins and lodes of mineral-bearing rock therein and all dips, spurs, and angles thereof.

TO HAVE AND TO HOLD all of the right, title and interest of Owner in and to the Property, together with the appurtenances, unto Tonkin, its successors and assigns forever.

2.                                       Reserved Royalty on Production.  Owner reserves a Royalty on the production of Gold from the Property equal to one point four percent (1.4%) of the net smelter returns (“NSR”) from the production of minerals from the Property.  The Royalty is granted and reserved as follows:

2.1                                 A one point four percent (1.4%) NSR Royalty to GSR in the Gold produced from the Property, provided that the NSR Royalty on Gold produced from the North Oxide Mineral Zone and North Sulfide Mineral Zone on the Property, as defined in Section 2.2, shall be in the Gold produced in excess of the numbers of ounces of Gold described in Section 2.2.

2.2                                 The NSR Royalty applicable to and imposed on the number of ounces of gold produced by Tonkin from the North Oxide Mineral Zone and the North Sulfide Mineral Zone, respectively, shall be payable only when the number of ounces produced (a) from the North Oxide Mineral Zone is in excess of 228,800 ounces; or (b) from the North Sulfide Mineral Zone is in excess of 452,600 ounces.  For purposes of this Deed, the “North Oxide Mineral Zone” means the mineralized zone which contains the North Model Measured and Indicated Resource as described in Table 17-9 of the Technical Report on the Tonkin Project prepared for U.S. Gold Corporation by Alan C. Noble, P.E. of Ore Reserves Engineering dated May 16, 2008 (the “Technical Report”), and the “North Sulfide Mineral Zone” means the mineralized zone which contains the North Model Measured and Indicated Resource as described in Table 17-9 of the Technical Report.  The NSR Royalty shall be applicable to and imposed upon the Gold produced from the North Oxide Mineral Zone and the North Sulfide Mineral Zone independently and separately of such Mineral Zones and the NSR Royalty applicable to and imposed upon the Gold produced from elsewhere on the Property.

3.                                       Burden of Royalty.  The Royalty shall burden and run with the Property, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining Property which comprise all or part of the Property.  On amendment, conversion to a lease or other form of tenure, relocations, or patenting of any of the unpatented mining Property which comprise all or part of the Property, Tonkin agrees and covenants to execute, deliver and record in the office of the recorder in which all or any part of the Property are situated an instrument by which Tonkin grants to Owner the Royalty and subjects the amended, converted or relocated unpatented mining Property and the patented Property, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

4.                                       Net Smelter Returns.  NSR shall be determined by multiplying (i) the Monthly Production by (ii) the average of the London Bullion Market, Afternoon Fix, spot prices for the calendar month of the Monthly Production; and subtracting from the product of (i) and (ii) the following:

(a)                                  charges imposed by the Payor for refining bullion from Beneficiated Precious Minerals contained in such production;

(b)                                 penalty substance, assaying, and sampling charges imposed by the Payor for refining Beneficiated Previous Minerals contained in such production; and

(c)                                  all costs of transportation of Beneficiated Precious Metals to a smelter, mint or refinery including, without restricting the generality of the foregoing, any and all costs of insurance in respect thereto.

5.                                       Unavailable Spot Prices.  If the applicable spot prices in Section 4 are no longer available from the London Bullion Market or New York Commodities Exchange, as applicable, the parties shall select a comparable commodity quotation for purposes of calculating the NSR.  If such selection has not been completed prior to the end of the calendar month following the month in which the applicable spot prices are no longer available, the average spot price for the calendar month in which the spot price becomes no longer available shall be used on an interim basis pending such selection.

6.                                       Time and Manner; In-Kind or Cash Payment.  At the time of making payment to or otherwise crediting the account of Tonkin for production from the Property pursuant to Section 4 (but within the time provided in Section 5), the Payor shall contemporaneously pay the Royalty in accordance with written instructions given to the Payor by Owner as provided in Section 6.1.  Once the Payor has received instructions from Owner, such instructions shall remain in effect until the Payor has received different instructions from Owner.  All contractual or other arrangements entered into by Tonkin with the Payor shall contain provisions implementing the terms and conditions of payment set forth in Section 5 hereof and Tonkin shall procure the written undertaking of Payor contractually binding Payor to perform in accordance with Section 5 in form and substance enforceable by Owner.  Owner may, from time to time in its discretion, change the bank or account number for payment under Sections 6.1 and 7 by giving written notice thereof to Tonkin and the Payor; such notice shall be effective upon actual receipt by the Payor, or upon the fourth day after deposit of such notice in the mail, first class postage prepaid, addressed to the Payor, whichever occurs first.  All costs charged by the Payor as a result of complying with the payment provisions of Section 5 shall be paid by Owner, and Tonkin shall have no liability or responsibility therefor.

6.1                                  The Payor shall pay the Royalty for each shipment of Gold either (a) in the form of Gold bullion (.995+ fine Gold) directly to Owner’s account maintained with the Payor as directed by Owner, or (b) by delivery of a check or draft payable to Owner’s account with a bank to be designated in writing by Owner.  If royalties are paid in kind as in Section 6.1(a), they will not reflect the costs deductible in calculating NSR under this Deed.  Within thirty (30) days of receipt of statements respecting charges, Owner will remit payment of an amount equal to its proportionate share of deductible costs.

7.                                       Payment Accounting, Interim Settlements and Late Charges.  All credits or payments of the Royalty shall be accompanied by a statement explaining the manner in which the payment was calculated.  In no event shall payment of the Royalty be made later than thirty (30) business days after each date on which Tonkin receives payment for the sale or other disposition of Beneficiated Precious Metals or Gold mined from the Property.  Such payments and statements shall be deemed conclusively correct unless Owner objects to them in writing within one (1) year after receipt thereof.

8.                                       Hedging Transactions: Futures; Options; and, Other Trading.

8.1                                 All profits and losses resulting from Tonkin engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions (collectively “Hedging Transactions”) are specifically excluded from Royalty calculations pursuant to this Deed.  All hedging transactions by Tonkin and all profits or losses associated therewith, if any, shall be solely for Tonkin’s account.  The Royalty payable on Gold subject to hedging transactions shall be determined as follows:

(a)                                  The amount of Royalty to be paid on all Gold subject to Hedging Transactions by Tonkin shall be determined in the same manner as provided in Section 4, with the understanding that the average monthly spot price shall be for the calendar month during which Gold subject to hedging transactions is delivered to or credited to the account or benefit of Tonkin, whichever first occurs, by the Payor.

9.                                       Tailings and Residues.  All tailings, residues, waste rock, spoiled leach materials, and other materials (collectively “Materials”) resulting from Tonkin’s operations and activities on the Property shall be the sole property of Tonkin, but shall remain subject to the Royalty should the same be processed or reprocessed, as the case may be, in the future and result in the production of Gold.  In the event Materials are processed or reprocessed, as the case may be, the Royalty payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

10.                                 Books.  Tonkin shall keep true and accurate books and records of all of its operations and activities on the Property and under this Deed.  Such books and records shall be kept on the accrual basis in accordance with generally accepted accounting principles consistently applied.  Not more frequently than annually and within the time provided in Section 6.1 of this Deed, Owner may, at Owner’s sole expense, give notice to Tonkin that Owner desires to perform an examination of all of Tonkin’s books and records kept as required by this Deed.  All financial information shall conclusively be deemed correct for purposes of this Deed unless Owner has given timely notice that it desires to examine Tonkin’s books and records in the manner and within the time provided in Section 6.1 of this Deed.  Owner shall promptly commence any such audits and shall diligently prosecute the same to conclusion. In the event a three percent (3%) or greater deficiency in payments is discovered as a result of the audit, Tonkin shall reimburse Owner the cost of such audit with thirty (30) days of receipt of an audit report.

11.                                 Inspections.  Owner, or its authorized agents or representatives, on not less than five (5) business days notice to Tonkin, may enter upon all surface and subsurface portions of the Property for the purpose of inspecting the Property, all improvements thereto and operations thereon, as well as inspecting all records and data, including without limitation such records and data which are maintained electronically, pertaining to all activities and operations on or with respect to the Property, improvements thereto and operations thereon.  Owner, or its authorized agents or representatives, shall enter the Property at Owner’s own risk and expense and may not unreasonably hinder operations on or pertaining to the Property.  Owner shall indemnify and hold Tonkin harmless from any damage, claim or demand by reason of injury to Owner or Tonkin or any of their respective employees, officers, directors, agents or representatives caused by Owner’s exercise of its rights herein.

12.                                 Confidentiality. Owner shall not, without the express written consent of Tonkin, which consent shall not be unreasonably withheld, disclose any data or information concerning the operations conducted on the Property or obtained under the Deed or this Deed which is not already in the public domain; provided, however, Owner may disclose data or information obtained under this Deed without the consent of Tonkin: (i) if required for compliance with applicable Laws, rules, regulations or orders of a governmental agency or stock exchange having jurisdiction over Owner or its parent or affiliated corporations; (ii) to any of Owner’s consultants; (iii) to any third party to whom Owner, in good faith, anticipates selling or assigning Owner’s interest hereunder; or (iv) to a prospective lender to whom an interest in the Royalty payments to be made to Owner hereunder is proposed to be granted as security, provided that Tonkin shall first have been provided with a confidentiality agreement executed by such consultant, third party or lender, which agreement shall include the confidentiality provisions of this Deed.  Owner shall not issue any press releases pertaining to the Property except upon giving Tonkin three (3) days advance written notice of the contents thereof, and Owner shall make any reasonable changes to such proposed press releases requested by Tonkin.  Owner shall not, without Tonkin’s consent, issue any press release that implies or infers that Tonkin endorses or joins in Owner’s statements or representations contained in any press release.  The Owner will not release any information that has not been previously disclosed by Tonkin without the Tonkin’s consent.

13.                                 Commingling.  Owner hereby grants Tonkin the right to mine or remove from the Property any ores, waste, or other materials existing therein or thereon, through or by means of shafts or openings which may be sunk or made upon adjoining or nearby property products of ores or materials from the Property upon stockpile grounds situated upon any such adjoining or nearby property owned or controlled by Tonkin and Tonkin may use the Property and any shafts, openings thereon for the mining, removal and/or stockpiling of any ores, water and other materials and/or concentrated products of ores or materials from any such adjoining or nearby property, or for any purpose or purposes connected therewith.

Tonkin may commingle ore from the Property with ore from other properties, either before or after concentration or beneficiation, so long as the data to determine the weight and assay, both of the ore removed from the Property and of other ores to be commingled, are obtained by Tonkin.  Tonkin shall use that weight and assay data to allocate the royalties from the commingled ore between the Property and other properties from which the other commingled ore was removed. All such weight, assay and allocation calculations by Tonkin shall be done in a manner recognized by the mining industry as practical and sufficient.

Tonkin shall notify Owner not less than thirty (30) days before Tonkin commences commingling of ores, waste, or other materials from the Property and shall deliver with its notice Tonkin’s plan for the calculation of the production of Gold from the ores, waste or other materials mined and removed from the Property which is commingled and the calculation of the Royalty payable to the Owner for the Gold produced from the commingled ores, waste and other materials.

14.                                 Title Maintenance.  From the date this Deed takes effect, Tonkin shall maintain title to the Property, including without limitation, paying when due all Federal annual mining claim maintenance fees and all taxes on or with respect to the Property, doing all things (including the filing and recording of such affidavits and notices of intent to hold as are required under Nevada law), and making of all payments necessary or appropriate to maintain the right, title and interest of Tonkin and Owner, respectively, in the Property and under this Deed. Tonkin must provide proof of title maintenance one (1) month in advance of statutory deadlines.

14.1                           Abandonment.  In the event Tonkin intends to abandon any of the lands comprising a portion or all of the Property (“Abandonment Property”), Tonkin shall first give notice of such intention to Owner at least thirty (30) days in advance of the proposed date of abandonment.  If not later than ten (10) days before the proposed date of abandonment Tonkin receives from Owner written notice that Owner desires Tonkin to convey the Abandonment Property to Owner, Tonkin shall, without additional consideration, convey a seventy percent (70%) interest in the Abandonment Property in good standing, by quitclaim deed, without warranty, to Owner and shall thereafter have no further obligation to maintain the title to the Abandonment Property. Notwithstanding the foregoing, Tonkin shall provide the same notice to Julian E. Simpson and Julian E. Simpson, Personal Representative of the estate of Jean C. Simpson who may elect to have a thirty percent (30%) interest in the Abandonment Property conveyed to them. Should Julian E. Simpson and Julian E. Simpson, Personal Representative of the estate of Jean C. Simpson not elect to receive a thirty (30%) interest, a one hundred percent (100%) interest shall be conveyed to Owner.  If Tonkin reacquires any of the ground covered by the Abandonment Property at any time within five (5) years following abandonment, the production of Gold from such ground shall be subject to this Deed.

15.                                 Warranty.  Each of GSR and Tonkin warrants and represents to the other that it is in good standing under the laws under the jurisdiction in which it is incorporated and each Party warrants and represents that it has all the requisite powers, rights and authorities to execute this Deed, to perform its obligations thereunder.

16.                                 Insurance.  Tonkin shall purchase or otherwise arrange at its own expense and shall keep in force at all times, directly or through the services of an independent contractor, comprehensive general public liability insurance against claims for bodily injury or death or property damage arising out of or resulting from Tonkin’s activities or operations on or with respect to the Property, in such amounts as will adequately protect Tonkin, Owner, the Royalty, and the Property from reasonably anticipated claims, liabilities and damages which may arise with respect to this Deed or the Property.

17.                                 Dispute Resolution.

17.1                           Matters to be Arbitrated.  Any dispute, controversy or claim arising under or on connection with this Deed or any document, instrument or Deed delivered pursuant hereto, the resolution of which is not provided for in this Deed and which cannot be resolved or settled by the Parties, shall be settled by arbitration in accordance with this Section 17 upon written notice by a Party to the other.

17.2                           Procedure for Arbitration.  Arbitration shall be conducted in accordance with the British Columbia International Commercial Arbitration Centre, Vancouver British Columbia, as amended, by a single arbitrator selected in accordance with such rules.  The arbitrator shall be an individual with not less than fifteen (15) years of expertise in the precious metals mining industry as a senior executive, accountant or lawyer and no arbitrator shall have been a director, officer or employee of, or contractor or service provider to, or director, officer, beneficial owner or close relative of a beneficial owner of any contractor or service provider to, any party for a period of five years preceding his or her appointment as an arbitrator.  The place of arbitration will be Vancouver, British Columbia.  The language of the arbitration will be English.  The arbitration shall be the sole and exclusive forum for resolution of the dispute, controversy or claim.  The award (including any award as to the costs of the arbitration) shall be final and binding and not subject to review or appeal for any reason whatsoever.  Judgment thereon may be entered by any court of competent jurisdiction.  Any arbitration and hearings relating thereto and all decisions, documents and submissions prepared or filed in connection therewith shall be in the English language.

All matters relating to any dispute, controversy or claim which is the subject matter or arbitration hereunder, including all submissions made to the arbitrators and the decision of the arbitrators, shall be treated as confidential by the parties and the parties shall, and shall cause any witnesses, counsel or professional advisers retained in connection with such an arbitration to, maintain all such matters in strict confidence until the arbitrator has made its decision.

The prevailing party in any arbitration proceedings (or litigation) shall, in addition to any other relief awarded by the arbitrators (or court) be entitled to a judgment against the non-prevailing party for reasonable attorneys fees and costs incurred in such proceedings or litigation.

17.3                           Continuing Obligations.  Pending settlement of any dispute, controversy or claim, the Parties shall abide by their obligations under this Deed without prejudice to a final adjustment in accordance with an award rendered in an arbitration settling such dispute, controversy or claim.

18.                                 General Provisions.

18.1                           Additional Documents.  The Parties shall from time to time execute all such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Deed.

18.2                           Compliance with Laws.  Tonkin shall at all times comply with all applicable present or future federal, provincial, state and local Laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements, policies and guidelines relating to operations and activities on or with respect to the Property; provided, however, Tonkin shall have the right to contest any of the same if such contest does not jeopardize the Property or Owner’s rights thereto or under this Deed.

18.3                           Assignment. Owner shall have the unrestricted right, in its sole and absolute discretion, to freely assign, convey, transfer or relinquish any of its rights or interests with respect to the Royalty and/or all or any part of its rights, liabilities and obligations under this Deed to any third party.

18.4                           No Partnership.  Nothing in this Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between Parties.

18.5                           Governing Law.  This Deed is to be governed by and construed under the laws of Nevada and the federal laws applicable therein.

18.6                           Waiver.  No waiver of any of the provisions of this Deed will constitute a waiver of any other provision (whether or not similar).  No waiver will be binding unless executed in writing by the Party to be bound by the waiver.  A Party’s failure or delay in exercising any right under this Deed will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

18.7                           Time of Essence.  Time is of essence in this Deed.

18.8                           Notices.  Unless otherwise provided in this Deed, any notice or other correspondence required or permitted by this Deed shall be deemed to have been properly given or delivered when made in writing and hand-delivered to the Party to whom directed, or when sent by certified mail, electronic facsimile transmission, overnight courier, or Western Union telegraph, with all necessary postage or charges fully prepaid, return receipt requested (or in the case of a facsimile or telegram, confirmation of delivery), and addressed to the Party to whom directed at the following address:

TONKIN:

Stefan Spears
Vice President, Projects
US GOLD CORPORATION
99 George Street, 3rd Floor
Toronto, Ontario
M5A 2N4

Fax: 647–258-0408

OWNER:

GOLD STANDARD ROYALTY (NEVADA) INC.

Attention: Corporate Secretary
888 Dunsmuir Street, 11th Floor
Vancouver, British Columbia
V6C 3K4

Either Party may change its address for the purpose of notices or communications by furnishing notice thereof to the other Party in the manner provided in this Section.

18.9                           Entire Deed; Integration.  This Deed contains the entire Deed between Parties, and no oral Deed, promise, statement or representation which is not contained herein shall be binding on the Parties unless subsequently reduced to writing and signed by the Parties.  The provisions of this Deed shall supersede all previous oral or written Deeds between the Parties hereto.

18.10                     Binding Effect.  All of the covenants, conditions, and terms of this Deed shall (i) be of benefit to the Parties, (ii) to the maximum extent allowed by law, be an interest in the Property, and (iii) bind and inure to the benefit of the Parties, their successors and permitted assigns.

18.11                     Further Assurances.  From time to time, each Party shall, at the request of the other Party and with reasonable diligence, do all things and provide all assurances as may be reasonably required to carry out the obligations contemplated by this Deed, and each Party shall, at the request of the other Party and with reasonable diligence, execute and deliver such additional documents or instruments as may be reasonably necessary to carry out the terms of this Deed.

18.12                     Counterparts.  This Deed may be executed in any number of counterparts, and it shall not be necessary that the signatures of the Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

19.                                 Definitions.

“Beneficiated Precious Metals” means doré or concentrates produced from Gold by Tonkin’s final mill or other final processing plant, but specifically excludes (i) raw or crushed ore containing Gold or (ii) other preliminarily processed Gold;

“Gold” means Gold mined, excavated, extracted, recovered in soluble solution or otherwise recovered or produced from the Property;

“Hedging Transactions” means any and all activities by which the Tonkin sells or disposes of Gold by engaging in any commodity futures trading, option trading, metals trading, or sales or dispositions of Gold for other than spot prices, or any combination thereof, and any other hedging transactions;

“Laws” means all laws, by-laws, statutes, codes, ordinances, regulations and rules, and all treaties, constitutions, judgments, decrees, orders, directives, consents, authorizations, approvals, guidelines, protocols, notices and policies to the extent that they have the force of law and all rules, policies and other requirements of any stock exchange, in each case binding on or affecting the Person, or the assets of the Person, referred to in the context in which the word is used;

“Monthly Production” means the gross number of troy ounces of Gold contained in the production from the Property which were delivered to the Payor during the preceding calendar month;

“Net Smelter Returns” has the meaning ascribed to that term in Section 4;

“Owner” includes all of Owner’s successors-in-interest, including inter alia assignees, partners, joint venture partners, lessees and, when applicable, mortgagees and Owner’s subsidiary, parent, sister or affiliated companies;

“Payor” means the smelter, refiner, processor, purchaser or other recipient of such production, or an insurer as a result of casualty to such production to whom the Monthly Production is delivered;

“Tonkin” includes all of Tonkin’s successors-in-interest, including inter alia the Tonkin of the Property, assignees, partners, joint venture partners, lessees and, when applicable, mortgagees and Tonkin’s subsidiary, parent, sister or affiliated companies;

(Signature page follows)

IN WITNESS WHEREOF, Owner has hereunto set its hand the day and year first above written.

TONKIN SPRINGS LLC
By:
Name: Ian J. Ball
Title: Manager

GOLD STANDARD ROYALTY (NEVADA) INC.
By:
Name: Michael C. O’Brien
Title: Treasurer

City of Toronto	)
Province of Ontario, Canada	)

Before Nils F. Engelstad, a Notary Public in and for the Province of Ontario, duly appointed, personally appeared IAN J. BALL, Manager of TONKIN SPRINGS LLC, a Delaware limited liability company, who acknowledged that he executed the foregoing QUITCLAIM DEED WITH RESERVED ROYALTY, and to me known or proved to be the person described in and who executed the same.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal at Toronto, Canada this              day of July, 2011.

Nils F. Engelstad
Barrister, Solicitor & Notary Public (Ontario)
LSUC: 55208P
My commission does not expire.

City of Vancouver	)
Province of British Columbia, Canada	)

Before John W. Legg, a Notary Public in and for the Province of British Columbia, duly appointed, personally appeared MICHAEL C. O’BRIEN, Treasurer of GOLD STANDARD ROYALTY (NEVADA) INC., a Nevada corporation, who acknowledged that he executed the foregoing QUITCLAIM DEED WITH RESERVED ROYALTY, and to me known or proved to be the person described in and who executed the same.

IN TESTIMONY WHEREOF I have hereunto subscribed my name and affixed my seal at Toronto, Canada this              day of July, 2011.

John W. Legg
Barrister, Solicitor & Notary Public (British Columbia)

My commission does not expire.